Exhibit 23.       Consent of Experts and Counsel
                  Consents of independent public accountants



G. Brad Beckstead, CPA
G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                               702.362.0540 (fax)


                 CONSENT OF INDEPENDENT AUDITOR



March 25, 2002

To Whom It May Concern:

I have issued my report dated March 25, 2002, accompanying the financial statements of Edgar Filing.net, Inc. on Form 10-KSB for the period ended December 31, 2001. I hereby consent to the incorporation by reference of said report in the Annual Report of Edgar Filing.net, Inc. on Form 10-KSB (File No. 000-29449).

Signed,



/s/G. Brad Beckstead, CPA